Exhibit 99.1

NEWS RELEASE

For Immediate Release

CONTACT:
Alison van Harskamp Susquehanna Bancshares, Inc. (717) 625-6260 alison.vanharskamp@susquehanna.net	Patricia E. Hoch Community Banks, Inc. (866) 255-2580 phoch@communitybanks.com

Susquehanna Bancshares Inc. and Community Banks Inc.

Announce Definitive Merger Agreement

Lititz, PA & Harrisburg, PA—(BUSINESS WIRE)— May 1, 2007— Susquehanna Bancshares, Inc. (“Susquehanna”) (NASDAQ:SUSQ) and Community Banks, Inc. (“Community”) (NASDAQ:CMTY) today jointly announced the signing of a definitive merger agreement pursuant to which Susquehanna will acquire Community in a stock and cash transaction valued at approximately $860 million.

The transaction, unanimously approved by the boards of directors of both companies, will consolidate the companies’ presence in southeastern Pennsylvania and the Mid-Atlantic region, particularly in the attractive York and Lancaster markets. The combined company will have over $12 billion in assets and approximately $2 billion in market capitalization, making it the 45th largest bank holding company in the United States. The acquisition ranks as the largest in Susquehanna’s history, and as Pennsylvania’s third-largest in-state bank transaction.

William J. Reuter, Susquehanna’s Chairman, President and Chief Executive Officer, said, “Community’s core markets, particularly in the York/Hanover and greater Harrisburg area, have long been at the forefront of our targeted expansion strategy. Additionally, Community’s locations in the attractive markets of Lancaster, York and Berks counties in Pennsylvania complement our existing franchise.” Reuter continued, “The combination of Susquehanna and Community’s branches will create a comprehensive network of banking offices to serve customers throughout central Pennsylvania and will give us market leadership in six of our key markets. We look forward to working with Community’s experienced management team, which has demonstrated its ability to drive growth and profitability over the years.”

Under the terms of the merger agreement, shareholders of Community will be entitled to elect to receive for each share of Community common stock they own, either $34.00 in cash or 1.48 shares of Susquehanna common stock. Community shareholders may elect to receive cash for some shares and stock for others, but all shareholder elections will be subject to allocation procedures that will result in the exchange of 90 percent of Community’s common shares outstanding for shares of Susquehanna common stock and the remaining 10 percent of Community common shares outstanding for cash. Based upon the stated value of $34.00 per share, the transaction price represents 20.1 times Community’s 2007 earnings per share estimate as reported by First Call.

Eddie L. Dunklebarger, Chairman, President and Chief Executive Officer of Community, and five independent Community directors will be appointed to the Susquehanna Bancshares Board of Directors upon consummation of the merger. Dunklebarger will become Vice Chairman of Susquehanna Bancshares’ Board of Directors and Co-Chair of the Transition Team. Jeffrey M. Seibert will join Susquehanna Bank PA as Chief Operating Officer.

“Susquehanna’s similar focus on community banking and its wealth management business complement Community’s strategy and will enable us to leverage our platform to better serve our combined customer base. We believe that this combination will provide tremendous opportunities to create value for our combined shareholders, customers, employees and communities,” said Eddie L. Dunklebarger.

Susquehanna expects to achieve approximately 35 percent cost savings, or approximately $33 million, through the reduction of administrative and operational redundancies. It is anticipated that the transaction will be completed during the fourth quarter of 2007, pending regulatory approvals, the approval of the shareholders of both Community and Susquehanna, and the satisfaction of other closing conditions. The transaction is expected to be accretive to earnings per share in the first full year after closing.

Susquehanna Bancshares, Inc., is a financial services holding company with assets of $8.2 billion. It includes three commercial banks that provide financial services at 163 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services. Susquehanna also operates an insurance and employee benefits company, a commercial finance company, and a vehicle leasing company. For more information, please visit www.susquehanna.net.

Community Banks, Inc., a financial holding company with approximately $3.8 billion in assets and 80 banking offices throughout central and eastern Pennsylvania and northern Maryland, is headquartered in Harrisburg, Pennsylvania.

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on Susquehanna’s and Community’s current expectations, estimates and projections about future events. This may include statements regarding the timing of the transaction, the timing and success of business plans and integration efforts once the transaction is complete, Susquehanna’s expectations or ability to realize growth and efficiencies through the acquisition of Community and the impact of the transaction on Susquehanna, and its business and financial operations. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as whether the merger will be approved by the shareholders of Susquehanna and Community or by regulatory authorities, whether each of the other conditions to closing set forth in the merger agreement will be met and the general effects of financial, economic, regulatory and political conditions affecting the banking and financial services industries. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note: A conference call to discuss the transaction will be held on Tuesday, May 1, 2007, at 10:00 AM EST. A live audio Webcast of the call as well as a slide presentation will be available online at Susquehanna’s Web site at www.susquehanna.net. You may access the Webcast at www.susquehanna.net by selecting “Investor Relations” at on the home page and clicking the “Live Webcast” link. To listen to the live presentation, please go to the Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live presentation, a replay will be available from one hour after the call’s conclusion through August 1, 2007.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Susquehanna and Community intend to file with the SEC a proxy statement/prospectus and other relevant materials in connection with the merger. The proxy statement/prospectus will be mailed to the shareholders of Susquehanna and Community. Investors and security holders of Susquehanna and Community are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Community, Susquehanna and the merger.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Susquehanna or Community with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Community by contacting Eddie L. Dunklebarger, Community Banks, Inc., 777 East Park Drive, Harrisburg, PA 17111, telephone 717-920-5800 or from Community’s Web site at www.communitybanks.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Susquehanna by contacting Drew K. Hostetter, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, telephone: 717-626-4721.

Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.